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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors TransCanada Corporation

        We consent to the incorporation by reference in the registration statement on Form F-10/A of TransCanada Corporation (the "Corporation") filed on July 3, 2008 of:

  •
  our report to the shareholders dated February 25, 2008 with respect to the consolidated balance sheets of the Corporation as of December 31, 2007 and 2006 and the consolidated statements of income, comprehensive income, accumulated other comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2007,

  •
  our Comments by Auditors for United States Readers on Canada-United States Reporting Differences dated February 25, 2008,

  •
  our report to the directors dated February 25, 2008 on the related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, and

  •
  our Report of Independent Registered Public Accounting Firm dated February 25, 2008 on the Corporation's internal control over financial reporting as of December 31, 2007,

each of which appear in the annual report on Form 40-F of the Corporation for the fiscal year ended December 31, 2007.

        We also consent to the reference to our firm under the headings "Experts" and "Interest of Experts" in the prospectus that forms a part of the registration statement.

(Signed) KPMG LLP
Chartered Accountants

Calgary, Canada
July 3, 2008

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  Exhibit 5.1